UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 25, 2013

(Exact name of registrant as specified in its charter)

Nevada	333-149446	26-1929199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Enterprise, Suite 350, Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 655-1611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 - Unregistered Sale of Equity Securities

Voice Assist, Inc. (the “Company”) sold shares of common stock in the Company (“Common Stock”) in accordance with the following transactions.

Issuance of Convertible Debt

On November 25, 2013, the Company issued an unsecured convertible promissory note (the “Note”) in the principal sum of $50,000, upon which interest shall accrue at a rate of four percent (4%) per annum, and which shall be due and payable upon written demand on or after November 25, 2014. The entire principal amount of, and accrued but unpaid interest on, the Note may, at the holder’s sole discretion, be converted into restricted Common Stock prior to maturity at six cents ($0.06) per share.

On November 25, 2013, the Company issued an unsecured convertible promissory note (the “Note”) in the principal sum of $50,000, upon which interest shall accrue at a rate of four percent (4%) per annum, and which shall be due and payable upon written demand on or after November 25, 2014. The entire principal amount of, and accrued but unpaid interest on, the Note may, at the holder’s sole discretion, be converted into restricted Common Stock prior to maturity at six cents ($0.06) per share.

On November 25, 2013, the Company issued an unsecured convertible promissory note (the “Note”) in the principal sum of $100,000, upon which interest shall accrue at a rate of four percent (4%) per annum, and which shall be due and payable upon written demand on or after November 25, 2014. The entire principal amount of, and accrued but unpaid interest on, the Note may, at the holder’s sole discretion, be converted into restricted Common Stock prior to maturity at six cents ($0.06) per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VOICE ASSIST, INC.

	By:	/s/ Michael Metcalf
Michael Metcalf, Chief Executive Officer
Date: November 25, 2013